UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (Date of earliest event reported): September 5, 2014

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-14003 (Commission File Number))	76-0562134 (IRS Employer Identification No.)

2105 CityWest Boulevard, Suite 500 Houston, Texas 77042 (Address of principal executive offices, including zip code)

(713) 623-0060 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 5, 2014, Omega Protein Corporation (the “Company”) and 101264205 Saskatchewan Ltd., a wholly owned subsidiary of the Company (“Buyer”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Westbridge Capital Ltd. (“Westbridge”), Soren Oberg (together with Westbridge, the “Non-Management Sellers”), Cameron Kupper (“Kupper”), Starla Theriault (“Theriault”), JD-PRMiM Holdings Ltd. (“JD-PRMiM”), Montevideo Holdings Ltd. (“Montevideo”), Vitaefit BV (together with Kupper, Theriault, JD-PRMiM, and Montevideo, the “Management Sellers” and, together with the Non-Management Sellers, the “Sellers”), Joe Vidal (“Vidal”) and Johan Kamphuis (together with Vidal, the “Principals”), to acquire through Buyer all of the issued and outstanding equity of Bioriginal Food & Science Corp., a corporation incorporated under the laws of the Province of Saskatchewan (“Bioriginal”). The acquisition closed on September 5 , 2014 with Bioriginal becoming a wholly owned subsidiary of the Company.

Under the terms of the Purchase Agreement, Buyer paid an aggregate purchase price of $70.5 million, plus an estimated working capital adjustment of $0.7 million, to the Sellers as follows: (i) $46.5 million in cash to the Sellers, (ii) assumption of approximately $21.5 million of Bioriginal’s indebtedness, and (iii) issuance of 238,377 shares of restricted common stock of the Company valued at approximately $3.2 million (based on a 30-day average closing price) to the Management Sellers. The restrictions on the shares will terminate, with certain exceptions, on the third anniversary of the closing date and are subject to the terms and conditions of the Purchase Agreement. The Purchase Agreement also provides for a performance-based earn-out amount of up to a maximum of $8.1 million to be paid in September 2017 to the Management Sellers for achieving or exceeding certain adjusted EBITDA targets for Bioriginal during calendar years 2014 through 2016. (The above amounts have been converted from Canadian dollars in the Purchase Agreement to U.S. dollars for purposes of this Report at a rate of $0.92 U.S. dollars to $1.00 Canadian dollar.)

The Company relied on Regulation S of the Securities Act of 1933, as amended, as the basis for exemption from registration of the common stock of the Company issued pursuant to the Purchase Agreement. Each of the Management Sellers was not a “U.S. Person” as defined in Rule 902 of Regulation S. Moreover, all issuances were pursuant to privately negotiated transactions and not pursuant to public solicitations.

The parties have made customary representations, warranties and covenants in the Purchase Agreement, including the agreement of the Management Sellers and the Principals, for a period of five years after the closing date, to not engage in, own or work for any business that is in competition with the business of Bioriginal as of the closing date with respect to the manufacturing, production, marketing, distribution and sales of nutritional ingredients, including specialty oils and essential fatty acids.

The Purchase Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Purchase Agreement were made only for purposes of such Purchase Agreement, were made as of specific dates, are solely for the benefit of the parties to such Purchase Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Purchase Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement. The Purchase Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties thereto.

Loan Agreement Amendment

Effective as of September 5, 2014, the Company and Omega Protein, Inc., a Virginia corporation and a Company subsidiary (“OPI” and, together with the Company, the “Borrowers”), entered into the Third Amendment to Amended and Restated Loan Agreement (the “Third Amendment”), which amends the Amended and Restated Loan Agreement dated as of March 21, 2012 (as amended, the “Loan Agreement”), with Wells Fargo, National Bank Association and JP Morgan Chase Bank, N.A. (collectively, the “Lenders”).

Pursuant to the Third Amendment and its related agreements filed as Exhibits 10.2, 10.3 and 10.4, the Lenders have agreed to (i) permit the acquisition by the Company of Bioriginal pursuant to the terms and conditions of the Purchase Agreement, (ii) permit certain existing indebtedness of Bioriginal and the related liens, (iii) add certain collateral under the Loan Agreement relating to Bioriginal, and (iv) increase the commitment of the Lenders under the Loan Agreement by $10 million to a total of $70 million. The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment and its related agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposal of Assets.

See Item 1.01 of this Report which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Report which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Report, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 8, 2014, the Company issued a press release announcing its acquisition of Bioriginal. A copy of the press release is furnished herewith as Exhibit 99.1.

The Company may make presentations to investors, potential investors, analysts and other groups and in doing so may utilize presentation material about the Company and Bioriginal. The Company is filing herewith a copy of this presentation material as Exhibit 99.2.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure,” including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial statements of business acquired. To the extent required, the Company will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 days from the date on which this Current Report on Form 8-K is required to be filed.

(b)     Pro forma financial information. To the extent required, the Company will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 days from the date on which this Current Report on Form 8-K is required to be filed.

(c)     Shell company transactions. None

(d)     Exhibits.

Exhibit No.	Exhibit
2.1	Share Purchase Agreement, dated as of September 5, 2014, by and among Omega Protein Corporation, 101264205 Saskatchewan Ltd. and the shareholders of Bioriginal Food & Science Corp.*

10.1

Third Amendment to Amended and Restated Loan Agreement dated as of September 4, 2014 by and among Omega Protein Corporation, Omega Protein, Inc. and Wells Fargo Bank, National Association, and JP Morgan Chase Bank, N.A.

10.2	Revolving Credit Note (Accordion) dated as of September 4, 2014, of Omega Protein Corporation and Omega Protein, Inc. payable to Wells Fargo Bank, National Association

10.3	Revolving Credit Note (Accordion) dated as of September 4, 2014, of Omega Protein Corporation and Omega Protein, Inc. payable to JP Morgan Chase Bank, N.A.

10.4

Third Amendment to Amended and Restated Security and Pledge Agreement dated as of September 4, 2014, by and among Omega Protein Corporation, Omega Protein, Inc., Wells Fargo Bank, National Association and JP Morgan Chase Bank, N.A.

99.1	Press Release of Omega Protein Corporation dated September 8, 2014.

99.2	Omega Protein Corporation Investor Presentation (Acquisition of Bioriginal Food & Science Corp.).

*Schedules to the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2014

Omega Protein Corporation

	By:	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel